Credit Suisse - Asset Backed Securities
BancCap

40 Year Loans
120 records

Selection Criteria: 40 Year Loans
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 120
Aggregate Scheduled Principal Balance: 31,116,499.90
Minimum Scheduled Balance: 71,978.15
Maximum Scheduled Balance: 549,764.14
Average Scheduled Balance: 259,304.17
Aggregate Original Principal Balance: 31,163,006.00
Minimum Original Balance: 72,000.00
Maximum Original Balance: 550,000.00
Average Original Balance: 259,691.72
Fully Amortizing Loans (NON BALLOON): 0.00
1st Lien: 100.00
Weighted Average Gross Coupon: 7.340
Minimum Coupon: 5.690
Maximum Coupon: 12.250
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 356
Minimum Remaining Term: 354
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.890
Minimum Margin: 3.910
Maximum Margin: 7.000
Weighted Average Max Rate: 14.035
Minimum Max Rate: 12.500
Maximum Max Rate: 18.250
Weighted Average Min Rate: 7.352
Minimum Min Rate: 5.690
Maximum Min Rate: 12.250
Weighted Average Loan-to-Value: 78.26
Low LTV: 39.47
High LTV: 100.00
LTV = 80: 50.83
LTV > 80: 16.85
Weighted Avera ge Fico: 622
Min FICO: 508
Max FICO: 778
Top 5 States: CA(63%),FL(12%),IL(6%),MN(5%),VA(3%)
% Silent Second: 41.96
WA Months to Next Adjustment Date: 20
WA CLTV: 86.55

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2 /28 ARM - 40Yr Balloon	120	31,116,499.90	100.00	356	7.340	622	78.26
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Original Principal Balance ($)	% of Original Principal Balance (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	6	499,050.00	1.60	356	7.695	611	66.40
100,000.01 - 150,000.00	12	1,434,524.00	4.60	358	8.448	600	81.22
150,000.01 - 200,000.00	22	3,794,050.00	12.17	357	7.812	605	77.61
200,000.01 - 250,000.00	21	4,803,392.00	15.41	357	7.280	621	77.58
250,000.01 - 300,000.00	18	4,960,950.00	15.92	356	7.225	609	75.28
300,000.01 - 350,000.00	18	5,924,840.00	19.01	356	7.024	637	78.86
350,000.01 - 400,000.00	8	2,985,100.00	9.58	356	7.005	632	80.72
400,000.01 - 450,000.00	8	3,369,700.00	10.81	355	7.020	641	81.84
450,000.01 - 500,000.00	5	2,337,900.00	7.50	356	7.207	619	81.00
500,000.01 - 550,000.00	2	1,053,500.00	3.38	358	8.833	615	71.51
Total:	120	31,163,006.00	100.00	356	7.340	622	78.26

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	6	498,434.73	1.60	356	7.695	611	66.40
100,000.01 - 150,000.00	12	1,433,237.37	4.61	358	8.448	600	81.22
150,000.01 - 200,000.00	22	3,790,035.84	12.18	357	7.812	605	77.61
200,000.01 - 250,000.00	21	4,797,210.80	15.42	357	7.280	621	77.58
250,000.01 - 300,000.00	18	4,953,825.16	15.92	356	7.225	609	75.28
300,000.01 - 350,000.00	18	5,912,645.05	19.00	356	7.024	637	78.86
350,000.01 - 400,000.00	8	2,980,626.76	9.58	356	7.005	632	80.72
400,000.01 - 450,000.00	8	3,363,194.79	10.81	355	7.020	641	81.84
450,000.01 - 500,000.00	5	2,334,144.55	7.50	356	7.207	619	81.00
500,000.01 - 550,000.00	2	1,053,144.85	3.38	358	8.833	615	71.51
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	120	31,116,499.90	100.00	356	7.340	622	78.26
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 354
Maximum: 360
Weighted Average: 356

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.999	1	401,863.47	1.29	354	5.690	615	90.00
6.000 - 6.499	11	3,036,835.09	9.76	355	6.262	622	77.29
6.500 - 6.999	37	10,788,566.66	34.67	356	6.742	639	77.59
7.000 - 7.499	22	5,937,372.01	19.08	356	7.252	615	78.90
7.500 - 7.999	21	4,845,904.63	15.57	358	7.747	623	78.60
8.000 - 8.499	13	2,597,427.36	8.35	358	8.261	611	77.43
8.500 - 8.999	6	1,349,128.14	4.34	359	8.761	610	85.44
9.000 - 9.499	6	1,738,123.45	5.59	358	9.112	580	73.10
9.500 - 9.999	1	116,322.65	0.37	358	9.550	523	85.00
10.500 - 10.999	1	135,983.44	0.44	359	10.850	603	100.00
12.000 - 12.499	1	168,973.00	0.54	358	12.250	508	64.75
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 5.690
Maximum: 12.250
Weighted Average: 7.340

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
35.01 - 40.00	1	74,924.31	0.24	357	7.750	608	39.47
45.01 - 50.00	4	1,127,810.49	3.62	357	7.783	591	48.87
50.01 - 55.00	1	241,693.86	0.78	356	7.690	557	52.61
55.01 - 60.00	2	434,273.92	1.40	355	7.804	545	59.12
60.01 - 65.00	4	727,267.15	2.34	357	8.574	566	64.66
65.01 - 70.00	7	1,828,529.45	5.88	356	7.249	581	69.67
70.01 - 75.00	12	3,138,002.02	10.08	356	7.262	615	74.46
75.01 - 80.00	70	18,302,345.74	58.82	356	7.111	632	79.77
80.01 - 85.00	7	1,683,484.94	5.41	357	8.263	588	84.91
85.01 - 90.00	7	2,264,187.36	7.28	357	7.061	656	89.85
90.01 - 95.00	3	915,117.83	2.94	359	8.823	615	94.52
95.01 - 100.00	2	378,862.83	1.22	359	8.991	674	100.00
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
500 - 519	1	168,973.00	0.54	358	12.250	508	64.75
520 - 539	4	852,835.88	2.74	356	7.465	536	71.17
540 - 559	7	1,886,803.76	6.06	357	7.981	552	69.85
560 - 579	15	3,422,519.17	11.00	357	7.283	571	78.34
580 - 599	18	4,693,036.89	15.08	357	7.400	588	72.95
600 - 619	26	6,311,059.01	20.28	357	7.348	609	79.16
620 - 639	15	4,006,371.07	12.88	357	7.411	626	81.58
640 - 659	10	2,858,878.51	9.19	357	7.426	649	82.31
660 - 679	8	2,043,396.79	6.57	356	6.778	668	79.53
680 - 699	8	2,218,479.84	7.13	356	6.874	685	78.89
700 - 719	3	1,053,381.15	3.39	356	7.043	713	84.61
720 - 739	1	238,061.15	0.77	356	6.350	725	90.00
740 - 759	1	335,413.01	1.08	355	7.350	743	80.00
760 - 779	3	1,027,290.67	3.30	357	7.273	768	82.47
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 508
Maximum: 778
Weighted Average: 622

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	2	225,273.14	0.72	358	7.516	641	66.52
20.01 - 25.00	3	673,895.21	2.17	356	6.890	630	86.04
25.01 - 30.00	7	2,093,390.78	6.73	356	7.365	610	81.26
30.01 - 35.00	7	1,668,334.19	5.36	357	7.732	648	78.15
35.01 - 40.00	20	3,971,738.87	12.76	357	7.584	650	76.67
40.01 - 45.00	28	7,189,053.94	23.10	356	7.186	619	77.75
45.01 - 50.00	46	13,783,734.77	44.30	356	7.237	616	77.97
50.01 - 55.00	7	1,511,079.00	4.86	357	8.086	598	81.77
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Non-Zero Minimum: 9.38
Maximum: 53.21
Weighted Average: 42.64

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	65	19,658,282.86	63.18	356	7.038	623	77.57
Florida	17	3,769,955.10	12.12	358	7.701	617	78.25
Illinois	8	1,835,006.23	5.90	356	7.036	607	79.17
Minnesota	8	1,654,991.30	5.32	358	7.872	642	84.43
Virginia	4	1,062,655.03	3.42	359	8.180	680	92.31
Massachusetts	3	887,592.90	2.85	356	7.246	632	77.58
Colorado	2	700,117.17	2.25	358	8.721	587	56.44
Louisiana	3	328,077.97	1.05	358	8.643	565	81.77
North Carolina	2	255,960.00	0.82	359	10.123	614	90.63
Mississippi	1	179,034.61	0.58	357	7.775	575	80.00
Arizona	1	168,973.00	0.54	358	12.250	508	64.75
Washington	1	159,897.57	0.51	358	7.625	615	84.21
Missouri	1	112,551.24	0.36	358	9.150	615	95.00
Texas	1	101,672.00	0.33	360	8.200	560	80.00
Michigan	1	92,073.46	0.30	356	6.850	668	75.00
Pennsylvania	1	74,924.31	0.24	357	7.750	608	39.47
Georgia	1	74,735.15	0.24	356	8.990	611	85.00
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Number of States Represented: 17

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	110	28,388,004.05	91.23	356	7.334	618	78.44
Investor Property	8	2,188,749.70	7.03	356	7.627	664	79.64
Vacation Home	2	539,746.15	1.73	356	6.500	635	63.25
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	66	19,200,750.59	61.71	356	7.294	636	77.73
Full Documentation	52	11,501,504.21	36.96	357	7.428	599	79.09
Limited Documentation	2	414,245.10	1.33	359	7.075	621	80.00
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	62	16,212,619.33	52.10	356	7.436	596	75.77
Purchase	56	14,569,434.67	46.82	357	7.256	651	81.43
Refinance - Rate/Term	2	334,445.90	1.07	357	6.387	601	60.83
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	17	5,081,365.21	16.33	356	7.396	617	80.04
PAG I	60	15,048,654.45	48.36	357	7.321	647	81.04
PAG II	19	4,789,987.17	15.39	356	7.186	611	75.84
PAG III	15	4,025,894.18	12.94	356	7.305	588	75.23
PAG IV	7	1,752,033.40	5.63	355	7.458	545	64.36
PAG V	2	418,565.49	1.35	357	8.994	547	72.01
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	101	25,940,674.53	83.37	356	7.311	624	77.87
PUD	9	2,479,750.94	7.97	357	7.306	610	79.49
Two-Four Family	5	1,389,986.15	4.47	356	7.527	606	78.75
Condominium	3	770,706.57	2.48	358	8.080	587	85.25
Manufactured Housing	2	535,381.71	1.72	357	7.389	685	80.00
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	26	5,542,874.85	17.81	357	7.637	630	79.56
12	12	3,319,816.61	10.67	356	7.320	653	77.89
24	79	21,516,770.45	69.15	357	7.284	616	77.99
36	3	737,037.99	2.37	356	6.851	597	78.20
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
12.500 - 12.999	4	1,179,734.49	3.79	356	6.330	606	73.61
13.000 - 13.499	14	3,758,775.23	12.08	356	6.456	627	77.81
13.500 - 13.999	48	12,961,621.54	41.66	356	6.976	642	79.75
14.000 - 14.499	28	6,967,676.73	22.39	356	7.491	612	79.07
14.500 - 14.999	11	3,029,511.90	9.74	357	8.132	602	77.11
15.000 - 15.499	10	2,583,305.95	8.30	357	8.869	586	72.77
15.500 - 15.999	3	330,917.62	1.06	357	8.980	572	75.97
16.500 - 16.999	1	135,983.44	0.44	359	10.850	603	100.00
18.000 - 18.499	1	168,973.00	0.54	358	12.250	508	64.75
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.999	1	401,863.47	1.29	354	5.690	615	90.00
6.000 - 6.499	12	3,401,832.50	10.93	355	6.314	627	77.58
6.500 - 6.999	35	10,183,167.20	32.73	356	6.747	638	77.45
7.000 - 7.499	22	5,937,372.01	19.08	356	7.252	615	78.90
7.500 - 7.999	21	4,845,904.63	15.57	358	7.747	623	78.60
8.000 - 8.499	13	2,597,427.36	8.35	358	8.261	611	77.43
8.500 - 8.999	7	1,589,530.19	5.11	358	8.419	619	84.61
9.000 - 9.499	6	1,738,123.45	5.59	358	9.112	580	73.10
9.500 - 9.999	1	116,322.65	0.37	358	9.550	523	85.00
10.500 - 10.999	1	135,983.44	0.44	359	10.850	603	100.00
12.000 - 12.499	1	168,973.00	0.54	358	12.250	508	64.75
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
3.750 - 3.999	2	373,362.82	1.20	356	7.822	648	79.58
5.250 - 5.499	8	2,187,121.58	7.03	356	6.794	610	77.80
5.500 - 5.749	8	1,369,653.79	4.40	357	7.326	606	69.32
5.750 - 5.999	96	25,534,857.59	82.06	356	7.270	627	79.48
6.000 - 6.249	2	579,740.48	1.86	358	9.110	563	86.94
6.750 - 6.999	3	521,999.50	1.68	355	9.078	532	63.43
7.000 - 7.249	1	549,764.14	1.77	358	9.000	589	50.00
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 3.910
Maximum: 7.000
Weighted Average: 5.890

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2007-09	5	1,857,934.01	5.97	354	6.539	627	80.61
2007-10	22	6,637,596.15	21.33	355	6.983	640	79.10
2007-11	52	13,397,624.81	43.06	356	6.985	616	75.64
2007-12	3	494,360.97	1.59	357	7.151	626	73.84
2008-01	14	3,426,767.82	11.01	358	8.507	600	76.94
2008-02	19	4,428,394.14	14.23	359	8.184	632	84.87
2008-03	5	873,822.00	2.81	360	8.472	604	81.34
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	1	240,402.05	0.77	357	6.500	670	79.97
2.000	5	1,420,551.24	4.57	357	8.377	614	64.91
3.000	114	29,455,546.61	94.66	356	7.297	622	78.89
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.943

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	38	8,543,358.61	27.46	359	8.113	619	82.23
1.500	5	1,193,961.07	3.84	358	8.694	599	62.04
2.000	77	21,379,180.22	68.71	356	6.956	625	77.58
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.706

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	120	31,116,499.90	100.00	356	7.340	622	78.26
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	77	21,379,180.22	68.71	356	6.956	625	77.58
Flexpoint Funding	5	1,193,961.07	3.84	358	8.694	599	62.04
Funding America	38	8,543,358.61	27.46	359	8.113	619	82.23
Total:	120	31,116,499.90	100.00	356	7.340	622	78.26

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.